Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by Adagio Medical Holdings, Inc. with the Securities and Exchange Commission (the “SEC”) on August 6, 2024 and, if not defined in the Form 8-K, the Proxy Statement.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of ListCo, ARYA and Adagio adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, assumes that the Business Combination occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the six months ended June 30, 2024 and for the year ended December 31, 2023, give pro forma effect to the Business Combination as if it had been completed on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;
•
the historical unaudited financial statements of ListCo as of and for the six months ended June 30, 2024, as filed with this Current Report on Form 8-K, and the historical audited financial statements of ListCo as of December 31, 2023 and for the period from December 19, 2023 (inception) to December 31, 2023 and the related notes, as filed in ListCo’s proxy statement/prospectus on July 11, 2024;

•
the historical unaudited consolidated condensed financial statements of ARYA as of and for the six months ended June 30, 2024, as filed with this Current Report on Form 8-K, and the historical audited financial statements of ARYA as of and for the year ended December 31, 2023 and the related notes, as filed in ListCo’s proxy statement/prospectus on July 11, 2024;

•
the historical unaudited condensed consolidated financial statements of Adagio as of and for the six months ended June 30, 2024, as filed with this Current Report on Form 8-K, and the historical audited consolidated financial statements of Adagio as of and for the year ended December 31, 2023, and the related notes; and

•
other information relating to ListCo, ARYA and Adagio, including the Business Combination Agreement and the description of certain terms thereof set forth under ‘‘Proposal 1: Business Combination Proposal,’’ as well as the disclosures contained in the sections titled ‘‘ARYA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Adagio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ as filed in ListCo’s proxy statement/prospectus on July 11, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Adagio’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Adagio. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2024
(Dollars in Thousands)

	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
ASSETS
Current Assets
Cash	$-	$26	$2,045	$5,423	B	$34,543
	-	-	-	1,204	C	-
	-	-	-	(65)	D	-
	-	-	-	(8,041)	E	-
	-	-	-	(6,917)	F	-
	-	-	-	27,876	G	-
	-	-	-	1,000	H	-
	-	-	-	(1,008)	I	-
	-	-	-	13,000	J	-
Accounts receivable, net	-	-	167	-		167
Inventories, net	-	-	4,062	-		4,062
Prepaid expenses	-	28	182	-		210
Other current assets	-	-	180	-		180
Total Current assets	-	54	6,636	32,472		39,162
Property and equipment, net	-	-	1,154	-		1,154
Right-of-use asset, net	-	-	260	-		260
Intangible assets, net	-	-	-	26,200	K	26,200
Goodwill	-	-	-	42,119	L	42,119
Cash and investments held in Trust Account	-	37,939	-	(31,312)	A	-
				(5,423)	B
	-	-	-	(1,204)	C	-
Other assets	-	-	19	-		19
Total assets	$-	$37,993	$8,069	$62,852		$108,914
LIABILITIES
Current liabilities
Accounts payables	-	157	5,580	(556)	E	2,211
	-	-	-	(4,369)	F	-
	-	-	-	1,399	M	-
Accrued expenses	5	6,569	3,429	(7,485)	E	5,846
	-	-	-	3,333	M	-
Operating lease liabilities, current	-	-	140	-		140
Convertible notes payable, current	-	-	50,955	(6,993)	J	-
	-	-	-	(29,876)	N	-
	-	-	-	(14,086)	O	-
Warrant liabilities	-	-	417	4,442	G	7,438
	-	-	-	2,996	J	-
	-	-	-	(417)	P	-

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2024
(Dollars in Thousands)

	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
Term loan, current	-	-	990	(990)	I	-
Accrued transaction costs	-	-	145	(2,548)	F	-
	-	-	-	2,403	M	-
Other accrued liabilities	-	-	3,000	(8)	I	211
	-	-	-	(1,507)	N	-
	-	-	-	(1,274)	O	-
Due to related party	-	-	-	-		-
Convertible promissory note – related party	-	3,616	-	(65)	D	-
	-	-	-	(3,551)	Q	-
Total Current liabilities	5	10,342	64,656	(59,152)		15,846
Operating lease liabilities, long-term	-	-	121	-		121
Deferred underwriting commissions	-	2,616	-	-		2,616
Deferred tax liabilities, net	-	-	-	2,800	R	2,800
Convertible notes payables, long-term	-	-	-	17,004	J	17,004
Other long-term liabilities	-	-	6	-		6
Total liabilities	$5	$12,958	$64,783	$(39,348)		$38,393
Commitments and Contingencies	-	-	-	-		-
Class A ordinary shares subject to possible redemption	-	37,839	-	(31,312)	A	-
				(5,423)	B
	-	-	-	(1,104)	S	-
Convertible preferred stock, $0.001 par value	-	-	86,783	(86,783)	T	-
Shareholder's (deficit) equity	-	-	-	-		-
New Adagio common stock, $ 0.0001 par value	-	-	-	1	U	1
ARYA Class A ordinary shares, $0.0001 par value	-	-	-	-	V	-
ARYA Class B ordinary shares, $0.0001 par value	-	-	-	-	V	-
Adagio Common stock, $0.001 par value	-	-	1	(1)	W	-
Additional paid-in capital	2,134	412	6,163	78,759	X	85,334
Accumulated other comprehensive income	-	-	22	(22)	W	-
Accumulated deficit	(2,139)	(13,216)	(149,683)	(7,135)	M	(14,814)
	-	-	-	153,086	W	-
	-	-	-	2,134	Y	-
Total Shareholder's (deficit) equity	$(5)	$(12,804)	$(143,497)	$226,822		$70,521
Total Liabilities and Shareholders’ Deficit	$-	$37,993	$8,069	$62,852		$108,914

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Six Months ended June, 2024
(Dollars in Thousands, except per share data)

	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
Revenue	$-	$-	$280	$-		$280
Cost of revenue and operating expenses
Cost of revenue	-	-	1,224	-		1,224
Research and development	-	-	6,334	-		6,334
General and administrative expenses	-	864	8,196	410	BB	9,470
Total cost of revenue and operating expenses	-	864	15,754	410		17,028
Loss from Operations	-	(864)	(15,474)	(410)		(16,748)
Other Income (Expense)
Convertible notes fair value adjustment	-	-	2,531	(2,531)	CC	-
Warrant liabilities fair value adjustment	-	-	14	(14)	DD	-
Interest expense	-	-	(1,514)	1,226	CC	(1,300)
	-	-	-	78	EE	-
	-	-	-	(1,090)	FF	-
Gain on extinguishment of accrued legal expenses	-	3,577	-	-		3,577
Subscription Agreement expense	(2,134)	(2,134)	-	2,134	GG	-
Interest earned on cash and investments held in Trust Account	-	998	-	(998)	HH	-
Interest income	-	-	3	-		3
Other (expense) income, net	-	-	(38)	-		(38)
Total Other Income (Expense)	(2,134)	2,441	996	(1,195)		2,242
Net income (loss)	$(2,134)	$1,577	$(14,478)	$(1,605)		$(14,506)
Basic and diluted weighted average shares outstanding of Class A ordinary shares	-	3,922,090	-	-		-
Basic and diluted net loss per share, Class A ordinary share	-	$0.21	-	-		-
Basic and diluted weighted average shares outstanding of Class B ordinary shares	-	3,737,500	-	-		-
Basic and diluted net loss per share, Class B ordinary share	-	$0.21	-	-		-
Basic and diluted weighted average shares outstanding	1	-	779,908	-		13,387,636
Basic and diluted net loss per common share	$(2,134,199)	-	$(18.56)	-		$(1.08)

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year ended December 31, 2023
(Dollars in Thousands, except per share data)

	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
Revenue	$-	$-	$300	$-		$300
Cost of revenue and operating expenses
Cost of revenue	-	-	1,306	-		1,306
Research and development	-	-	15,399	-		15,399
General and administrative expenses	5	4,752	11,537	3,732	AA	20,841
	-	-	-	820	BB	-
Total cost of revenue and operating expenses	5	4,752	28,242	4,552		37,546
Loss from Operations	(5)	(4,752)	(27,942)	(4,552)		(37,246)
Other Income (Expense)
Convertible notes fair value adjustment	-	-	(8,486)	8,486	CC	-
Warrant liabilities fair value adjustment	-	-	(42)	42	DD	-
Interest expense	-	-	(1,659)	1,419	CC	(2,600)
	-	-	-	240	EE	-
	-	-	-	(2,600)	FF	-
Interest earned on cash and investments held in Trust Account	-	2,619	-	(2,619)	HH	-
Interest income	-	-	3	-		3
Other (expense) income, net	-	-	(20)	-		(20)
Total Other Income (Expense)	-	2,619	(10,204)	4,968		(2,617)
Net income (loss)	$(5)	$(2,133)	$(38,146)	$416		$(39,863)
Basic and diluted weighted average shares outstanding of Class A ordinary shares	-	6,071,500	-	-		-
Basic and diluted net loss per share, Class A ordinary share	-	$(0.22)	-	-		-
Basic and diluted weighted average shares outstanding of Class B ordinary shares	-	3,737,500	-	-		-
Basic and diluted net loss per share, Class B ordinary share	-	$(0.22)	-	-		-
Basic and diluted weighted average shares outstanding	1	-	759,814	-		13,387,636
Basic and diluted net loss per common share	$(5,000)	-	$(50.20)	-		$(2.98)

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Transaction

On July 31, 2024 (the “Closing Date”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja Holdco, Inc., a Delaware corporation and wholly-owned subsidiary of ARYA (“ListCo”), Aja Merger Sub 1, a Cayman Islands exempted company and wholly-owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of ListCo (“Company Merger Sub”), and Adagio Medical, Inc., a Delaware corporation (“Adagio”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated February 13, 2024, by and among the foregoing parties, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024, by and between ARYA and Adagio (the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) ARYA Merger Sub merged with and into ARYA (the “ARYA Merger”) and Company Merger Sub merged with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with ARYA and Adagio surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Adagio becoming a wholly owned subsidiary of ListCo (the time that the ARYA Merger becomes effective being referred to as the “ARYA Merger Effective Time,” the time that the Adagio Merger becomes effective being referred to as the “Adagio Merger Effective Time,” the time after which both Mergers become effective being referred to as the “Closing,” and the date on which the Closing occurs being referred to as the “Closing Date”), (ii) ListCo filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of ListCo, and the board of directors of ListCo approved and adopt amended and restated bylaws of ListCo, and (iii) ListCo changed its name to “Adagio Medical Holdings, Inc.” (ListCo following the Closing, “New Adagio”).

On July 26, 2024, ARYA held its annual general meeting (the “General Meeting”) at which the ARYA shareholders considered and adopted, among other matters, the Business Combination Agreement. On July 31, 2024, the parties to the Business Combination Agreement consummated the Transactions.

Prior to the General Meeting, holders of 2,707,555 shares of ARYA’s Class A ordinary shares exercised their right to redeem such shares for cash at a price of approximately $11.56 per share for aggregate payments of approximately $31.3 million.

In conversion of the ARYA’s equity outstanding prior to the Closing:

(A) each issued and outstanding Class A ordinary share of ARYA, par value $0.0001 per share, are automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of New Adagio (the “New Adagio Common Stock”); and

(B) each issued and outstanding Class B ordinary share of ARYA, par value $0.0001 per share, are automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than (i) 1,000,000 Class B ordinary shares that are forfeited by the Sponsor, and issued to the PIPE Investors, including the Perceptive PIPE Investor; (ii) 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor are subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”).

In conversion of the Adagio’s certain liabilities and equity outstanding prior to the Closing:

(A) each warrant of Adagio (other than the Pre-Funded Warrants for Series E Preferred Shares) were terminated in accordance with the terms of the applicable warrant agreement;

(B) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the Bridge Financing Notes and the 2024 Bridge Financing Notes, as defined below) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, are automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes, and such Adagio Convertible Notes are cancelled, satisfied, extinguished, discharged and retired in connection with such conversion;

(C) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding are automatically converted into shares of Adagio Common Stock, and each such share of Adagio Preferred Stock are cancelled;

(D) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law are properly exercised and not withdrawn). Each Pre-Funded Warrants for Series E Preferred Shares that had been issued and outstanding immediately prior to the Adagio Merger Effective Time are automatically cancelled and extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement;

(E) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) had been vested prior to the Closing with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) are cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) are automatically cancelled and extinguished for no consideration, and each holder thereof will cease to have any rights with respect thereto;

(F) outstanding SVB Term Loan is paid off by Adagio prior to the Closing; and

(G) $7,000,000 of 2024 Bridge Financing Notes is converted into New Adagio Convertible Notes and Convert Warrants, as defined below.

In connection with the execution of the Business Combination Agreement, ListCo and ARYA entered into Subscription Agreements (as may be amended, supplemented or otherwise modified from time to time, the “Initial Subscription Agreements”), with the Perceptive PIPE Investor and certain other investors (the “Initial Other PIPE Investors”, and together with the Perceptive PIPE Investor, the “Initial PIPE Investors”). In June 2024, ListCo and ARYA entered into additional Subscription Agreements (as may be amended, supplemented or otherwise modified from time to time, the “June Subscription Agreements” and, together with the Initial Subscription Agreements, the “Subscription Agreements”) with certain additional investors, (the “June PIPE Investors”, and together with the Initial Other PIPE Investors, the “Other PIPE Investors”, and the Other PIPE Investors, together with the Perceptive PIPE Investor, the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors have committed financing valued at $64.5 million (the “PIPE Financing”). The PIPE Financing is comprised of: (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market for $2,500,000 and not to redeem such shares prior to the Closing Date (valued as of the redemption deadline, at $2,558,589 based on an approximate redemption value of $11.56 per Class A ordinary share), which resulted in the issuance of 355,457 shares of New Adagio Common Stock and 299,902 Base Warrants (including the Class A ordinary shares purchased by such Other PIPE Investors and that such Other PIPE Investors agreed not to redeem and that converted into shares of New Adagio Common Stock at Closing in connection with the Business Combination); (ii) commitments by certain investors that are shareholders of ARYA not to redeem 247,700 Class A ordinary shares (valued as of the redemption deadline, at $2,864,580 based on an approximate redemption value of $11.56 per Class A ordinary share), which resulted in the issuance of 405,772 shares of New Adagio Common Stock and 343,756 Base Warrants (including the Class A ordinary shares that such Other PIPE Investors agreed not to redeem and that converted into shares of New Adagio Common Stock at Closing in connection with the Business Combination); (iii) agreements to subscribe for and purchase at Closing 1,036,666 shares of New Adagio Common Stock, 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants for an aggregate purchase price of $12,000,000; (iv) the contribution of $29,500,000 of Bridge Financing Notes to ListCo and interest that has been accruing and remained unpaid thereon amounting to $1,695,452, prior to Closing pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor; and (v) an additional cash investment by the Perceptive PIPE Investor of $15,875,568. In respect of its Subscription Agreement described in (iv) and (v) in the foregoing, the Perceptive PIPE Investor is issued 6,622,959 shares of New Adagio Common Stock and 5,445,069 Base Warrants. The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing.

The following table and notes summarize the components of the $64.5 million PIPE Financing.

(in thousands)	Amounts
Contribution from Bridge Financing Notes including accrued and unpaid interest (1)	$31,195
Additional cash from Perceptive PIPE Investor (1)	15,876
Commitments by certain shareholders of ARYA (2)	12,000
Non-redemption commitments by certain Other PIPE Investors (3)	5,423
Total	$64,494

(1)
On the Closing Date, immediately prior to the Adagio Merger Effective Time and in accordance with the terms and subject to the conditions of the Business Combination Agreement, the Bridge Financing Notes and the Subscription Agreement executed by the Perceptive PIPE Investor, the Perceptive PIPE Investor contributed (i) the $15,000,000 convertible promissory notes of Adagio, which it purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of April 4, 2023 (the ‘‘April 2023 Notes’’), (ii) the $8,000,000 convertible promissory notes of Adagio (or such lower amount as is loaned under such notes at the Closing), which it purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of November 28, 2023 (the ‘‘November 2023 Notes’’), (iii) the $3,000,000 convertible promissory notes of Adagio, which is purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of May 21, 2024 (the “May 2024 Notes”), (iv) the $2,500,000 convertible promissory notes of Adagio, which is purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of June 25, 2024 (the “June 2024 Notes”) (v) the $1,000,000 convertible promissory notes of Adagio, which is purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of July 24, 2024 (the “July 2024 Notes” and, together with the April 2023 Notes, the November 2023 Notes, the May 2024 Notes and the June 2024 Notes, the ‘‘Bridge Financing Notes’’), (vi) any interest that has been accruing and remained unpaid through the Closing on the Bridge Financing Notes of $1,695,452, and (vii) an additional cash investment of $15,875,568 to ListCo in exchange for shares of New Adagio Common Stock and/or PIPE Warrants, based on the purchase price in the PIPE Financing, in each case, on the terms and subject to the conditions set forth in the applicable Bridge Financing Note and the applicable Subscription Agreement. A total of 4,372,607 shares of New Adagio Common Stock and 3,540,000 units of PIPE Warrants are issued to settle the Bridge Financing Notes and the accrued and unpaid interests (refer to Note 5(H) and note 5(N)). A total of 2,250,352 shares of New Adagio Common Stock and 1,905,069 units of PIPE Warrants are issued in connection with the Additional Financing of $15,875,568 (refer to Note 5(G)).

(2)
In accordance with the terms in the Subscription Agreement, certain Other PIPE Investors subscribed for 1,036,666 shares of New Adagio Common Stock,1,440,000 Base Warrants and 670,000 Pre-Funded Warrants for an aggregate purchase price of $12.0 million. Refer to Note 5(G).

(3)
468,941 Public Shares are subject to non-redemption agreements by certain Other PIPE Investors. Such 468,941 Public Shares includes (i) 133,500 Public Shares that were purchased in the open market at an average price of $11.23 per share and 87,741 Public Shares that were purchased at $11.40 per share in the open market, pursuant to open market purchase commitments made by certain Other PIPE Investors for a total of $2.5 million (ii) 247,700 Public Shares that were currently held by certain Other PIPE Investors prior to the Closing valued at $2.9 million. A total of 761,229 shares of New Adagio Common Stock and 643,658 units of PIPE Warrants are issued in connection with the conversion of the Public Shares subject to non-redemption agreements by certain Other PIPE Investors (refer to Note 5(B)).

Further, in connection with the execution of the Business Combination Agreement, certain investors (“Convert Investors”) executed a securities purchase agreement, dated February 13, 2024, with ListCo (such agreement and any assignment agreement thereunder in connection with any Additional Financing (as defined below), the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the Closing Date to the Convert Investors $20,000,000 of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment, and 1,500,000 warrants (the “Convert Warrants”), each Convert Warrant being exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”). Such $20,000,000 of financing in the form of New Adagio Convertible Notes includes the conversion of the 2024 Bridge Financing Notes into New Adagio Convertible Notes and Convert Warrants at Closing, subject to Additional Financing being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of three years and nine months after the Closing and interest will be payable in cash or compound as additional principal outstanding. Concurrently with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Note”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and ListCo (the “2024 Bridge Financing Note Subscription Agreement”). On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Note and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Note converted into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (the conversion of the 2024 Bridge Financing Note held by the Perceptive PIPE Investor into New Adagio Convertible Notes and Convert Warrants and the purchase of New Adagio Convertible Notes and Convert Warrants by the other Convert Investors in the Base Convert Financing, the “Convertible Security Financing”). Subject to ARYA and New Adagio receiving any new financing or commitment for financing, whether in the form of equity, debt or convertible debt, before the Closing Date (any such financing, an “Additional Financing”), the Perceptive PIPE Investor may request that on the Closing Date the 2024 Bridge Financing Note is repaid with the funds raised in connection with such Additional Financing instead of such 2024 Bridge Financing Note converting into New Adagio Convertible Notes and Convert Warrants. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing.

Further, in connection with the Business Combination, all fees and expenses incurred in connection with the Business Combination Agreement, the ancillary documents and the transactions, including the fees and disbursements of counsel, financial advisors and accountants, are paid by the party incurring such fees or expenses.

Note 2. Basis of Pro Forma Presentation

The Business Combination has been accounted for as a forward-merger in accordance with U.S. GAAP. Under this method of accounting, ListCo has been treated as the ‘‘accounting acquirer’’ and Adagio as the ‘‘accounting acquiree’’ for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. ASC 805 requires, among other things, that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date, with limited exceptions per ASC 805-20-30-12 through 30-23. As such, under the acquisition method of accounting, ListCo’s assets and liabilities retain their carrying amounts, and the assets and liabilities of Adagio, including any intangible assets recognized in connection with the Business Combination, are recorded at their fair values, except as otherwise required, which are measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired is recorded as goodwill.

ListCo has been treated as the accounting acquirer based on evaluation of the following facts and circumstances:

•
Adagio is an early-stage business and there are significant risks and uncertainties surrounding Adagio proceeding to the next stage of development and commercialization.  Therefore, upon consummation of the Business Combination, there is uncertainty whether Adagio’s equity at risk will be sufficient to finance Adagio’s activities and ongoing development without additional subordinated financial support. Therefore, Adagio is considered a Variable Interest Entity (‘‘VIE’’) and the primary beneficiary of Adagio will be treated as the accounting acquirer.

•
ListCo will be the primary beneficiary of Adagio. ListCo will hold 100% of the voting rights of Adagio and will control the Board of Directors of Adagio.  Therefore, ListCo will have the sole power to control the significant activities that will significantly impact Adagio’s economic performance.

•	ListCo’s equity interest in Adagio will result in the right to receive benefits and the obligation to absorb the losses of Adagio that could be significant to ListCo.

The unaudited pro forma condensed combined financial statements do not include the adjustment related to Sponsor Earn-Out Shares (as defined below). The Sponsor Earn-Out Shares, which is classified as equity, are subject to the Share Trigger Price Vesting. At any time during the period following the ARYA Merger and expiring on the 10th anniversary of the Closing Date, if the stock price of a share of New Adagio Common Stock equals or exceeds $24.00 per share for any 20 trading days with any 30-trading day period after the Closing Date, the Sponsor Earn-Out Shares shall automatically vest. The adjustment related to Sponsor Earn-Out Shares is not reflected, as the trigger of vesting is deemed not probable of occurring after the Closing of the Business Combination.

Additionally, the unaudited pro forma condensed combined financial statements do not include the settlement of the Jefferies Fees including $2.6 million of Jefferies Deferred Fees and $1.3 million of Jefferies Transaction Fees. The Jefferies Fees will be paid in shares of New Adagio Common Stock, as elected by ARYA, no earlier than 60 days of Closing, at a price equal to the 10-day volume weighted average price as of the date prior to issuance pursuant to the agreement with Jefferies.

(A)	The following table summarizes the pro forma ownership of shares of New Adagio Common Stock outstanding, on a non-dilutive basis following the Business Combination:

	Share Ownership and Voting Power
	Pre-Combination		Pre-Combination		Post-Combination
	ARYA		Adagio		New Adagio
	Number of Shares	Percentage of Outstan- ding Shares	Number of Shares	Percentage of Outstan- ding Shares	Number of Shares	Percentage of Outstan- ding Shares
Adagio’s other shareholders (1)(6)	-	-	7,673,800	54%	1,280,020	10%
ARYA Public Shareholders (2)	2,831,075	38%	-	-	123,520	1%
Sponsor and Related Parties (3)	4,236,500	56%	-	-	2,444,100	17%
Perceptive PIPE Investor (4)(6)	-	-	3,221,874	22%	7,160,397	54%
Other PIPE Investors (5)(6)	468,941	6%	3,487,244	24%	2,379,599	18%
Pro Forma common stock on June 30, 2024	7,536,516	100%	14,382,918	100%	13,387,636	100%

(1)	Adagio’s other shareholders excludes Perceptive PIPE Investor and certain Other PIPE Investors. The shares reflect:
(i)
the conversion of 3,701,556 shares of Adagio Preferred Stock into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into 617,443 shares of New Adagio Common Stock (Note 2(A)(6)).

(ii)
the conversion of Adagio Convertible Notes into 3,191,257 shares of Adagio Common Stock prior to Adagio Merger Effective Time, then converted into 532,331 shares of New Adagio Common Stock (Note 2(A)(6)).

(iii)	the conversion of 780,987 shares of Adagio Common Stock into 130,246 shares of New Adagio Common Stock (Note 5(U)(vii)).
The conversion from Adagio Common Stock to New Adagio Common Stock is based on the exchange ratio set forth in the Business Combination Agreement.

(2)
Represents the conversion of the remaining 123,520 Public Shares into 123,520 shares of New Adagio Common Stock on a one-to-one basis (Note 5(U)(iii)), after (i) the redemption of 2,707,555 Public Shares by investors on July 26, 2024 and (ii) the conversion of 468,941 Public Shares that are subject to non-redemption agreements by certain Other PIPE Investors. Such deduction of 468,941 Public Shares includes:

(i)
133,500 Public Shares that were purchased in the open market at an average price of $11.23 per share and 87,741 Public Shares that were purchased in the open market at an average price of $11.40 per share, pursuant to open market purchase commitments made by certain Other PIPE Investors for a total of $2.5 million.

(ii)	247,700 Public Shares that were currently held by certain Other PIPE Investors prior to the Closing valued at $2.9 million.

(3)	The shares reflect:
(i)
the cancellation, extinguishment, and conversion of each issued and outstanding Class A ordinary shares into 499,000 shares of New Adagio Common Stock to the Sponsor on a one-to-one basis (Note 5(U)(ii)).

(ii)
the cancellation, extinguishment, and conversion of each issued and outstanding Class B ordinary shares into 1,590,000 shares of New Adagio Common Stock on a one-to-one basis, other than (a) the forfeiture of 1,000,000 shares of Class B ordinary shares, and (b) 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor, which is subject to Share Trigger Price Vesting as defined above (Note 5(U)(ii)).

(iii)
the conversion of ARYA’s related party convertible promissory notes into 355,100 shares of ARYA Class A ordinary shares at a conversion price of $10.00 per Class A ordinary share; then converted into 355,100 shares of New Adagio Common Stock on a one-to-one basis (Note 5(U)(v))

(4)	Perceptive PIPE Investor is one of Adagio’s shareholders prior to the Closing. The shares reflect:
(i)
the conversion of 486,510 shares of Adagio Preferred Stock invested by Perceptive PIPE Investor, into 81,154 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(ii)
the conversion of $3.0 million Adagio Convertible Notes invested by Perceptive PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(iii)
6,622,959 shares of New Adagio Common Stock issued to Perceptive PIPE Investor under the PIPE Subscription Agreement, dated February 13, 2024, in connection with (a) the conversion of the outstanding principal of $29.5 million and $1.7 million accrued interest of Bridge Financing Notes invested by Perceptive PIPE Investor into 4,372,607 shares of New Adagio Common Stock, including 663,062 shares resulted from the allocation of sponsor promote allocation shares and (b) an additional cash investment by the Perceptive PIPE Investor of $15,875,568 which is converted to receive 2,250,352 shares of New Adagio Common Stock, including 345,282 shares resulted from the allocation of sponsor promote allocation shares (Note 2(A)(7)).

(5)	Certain Other PIPE Investors are Adagio’s shareholder prior to the Closing. The shares reflect:
(i)
the conversion of 543,978 shares of Adagio Preferred Stock invested by certain Other PIPE Investor, into 90,470 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(ii)
the conversion of 207,902 Pre-Funded Warrants for Series E Preferred Stock invested by certain Other PIPE Investor, into 34,680 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement. (Note 5(U)(viii))

(iii)
the conversion of $3.0 million Adagio Convertible Notes invested by certain Other PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(iv)
761,229 shares of New Adagio Common Stock issued to certain Other PIPE Investors in connection with the (i) commitments by certain investors to subscribe for and purchase Public Shares in the open market for $2.5 million and not to redeem such 221,241 Public Shares prior to the Closing Date which resulted in the issuance of 355,457 shares of New Adagio Common Stock; (ii) commitments of $2.9 million by certain investors that are shareholders of ARYA not to redeem 247,700 Public Shares which resulted in the issuance of 405,772 shares of New Adagio Common Stock (Note 2(A)(7)).

(v)	1,036,666 shares of New Adagio Common Stock issued to certain Other PIPE Investors in connection with the PIPE Subscription Agreement for an aggregate purchase price of $12.0 million (Note 2(A)(7)).

(6)
The following table summarizes the conversion of Adagio Preferred Stock. Adagio Preferred Stock are converted into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 5(U)(iv)).

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(A)(1)(i))	3,701,556	617,443
Perceptive PIPE Investor (Note 2(A)(4)(i))	486,510	81,154
Certain Other PIPE Investors (Note 2(A)(5)(i))	543,978	90,740
Total (Note 5(U)(iv))	4,732,044	789,337

The following table summarizes the conversion of Adagio Convertible Notes. Adagio Convertible Notes are converted into Adagio Common Stock prior to Adagio Merger Effective Time, then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 5(U)(vi)).

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(A)(1)( ii))	3,191,257	532,331
Perceptive PIPE Investor (Note 2(A)(4)(ii))	2,735,364	456,284
Certain Other PIPE Investors (Note 2(A)(5)(iii))	2,735,364	456,284
Total (Note 5(U)(vi))	8,661,985	1,444,899

(7)	The following table summarizes the issuance of PIPE Financing and its various components (Note 5(U)(i)):

(in thousands, except share data)	Amount	PIPE Shares
Conversion of Bridge Financing Notes (Note 2(A)(4)(iii)(a))	$31,195	4,372,607
Additional Cash from Perceptive PIPE Investor (Note 2(A)(4)(iii)(b))	15,876	2,250,352
Commitments by certain shareholders of ARYA (Note 2(A)(5)(v))	12,000	1,036,666
Non-redemption commitments by certain Other PIPE Investors (I) (Note 2(A)(5)(iv))	5,423	761,229
Total	$64,494	8,420,854
(I)
Includes 468,941 Public Shares held by certain Other PIPE Investors converted into 468,941 shares of New Adagio Common Stock on a one-to-one basis pursuant to the Subscription Agreements with certain Other PIPE Investors.

(B)	The following table summarizes the pro forma ownership of shares of New Adagio Common Stock outstanding, on a fully diluted basis following the Business Combination:

	Share Ownership and Voting Power
	Pre-Combination		Pre-Combination		Post-Combination
	ARYA		Adagio		New Adagio
	Number of Shares	Percentage of Outstan- ding Shares	Number of Shares	Percentage of Outstan- ding Shares	Number of Shares	Percentage of Outstan- ding Shares
Adagio’s other shareholders (1)	-	-	7,673,800	54%	1,287,607	4%
ARYA Public Shareholders (2)	2,831,075	38%	-	-	123,520	0%
Sponsor and Related Parties (3)	4,236,500	56%	-	-	3,591,600	10%
Perceptive PIPE Investor (4)	-	-	3,221,874	22%	13,830,466	40%
Other PIPE Investors (5)	468,941	6%	3,487,244	24%	6,008,257	17%
Convert Investors, excluding Perceptive PIPE Investor (6)	-	-	-	-	1,400,000	5%
Additional Dilution Sources
2024 Equity Incentive Plan (7)	-	-	-	-	4,472,593	13%
2024 Key Employee Plan (8)	-	-	-	-	3,354,445	10%
ESPP (9)	-	-	-	-	441,293	1%
Pro Forma common stock on June 30, 2024	7,536,516	100%	14,382,918	100%	34,509,781	100%

(1)	Adagio’s other shareholders excludes Perceptive PIPE Investor and certain Other PIPE Investors. The shares reflect:
(i)
the conversion of 3,701,556 shares of Adagio Preferred Stock into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into 617,443 shares of New Adagio Common Stock.

(ii)	the conversion of Adagio Convertible Notes into 3,191,257 shares of Adagio Common Stock prior to Adagio Merger Effective Time, then converted into 532,331 shares of New Adagio Common Stock.
(iii)	the conversion of 780,987 shares of Adagio Common Stock into 130,246 shares of New Adagio Common Stock.
(iv)
the cancellation, extinguishment, and conversion of 45,544 in-the-money Adagio options into 7,587 in-the-money New Adagio stock options, which is then exercised to receive 7,587 shares of New Adagio Common Stock on a one-to-one basis.

The conversion from Adagio Common Stock to New Adagio Common Stock is based on the exchange ratio set forth in the Business Combination Agreement.

(2)
Represents the conversion of the remaining 123,520 Public Shares into 123,520 shares of New Adagio Common Stock on a one-to-one basis (Note 5(U)(iii)), after (i) the redemption of 2,707,555 Public Shares by investors on July 26, 2024 and (ii) the conversion of 468,941 Public Shares that are subject to non-redemption agreements by certain Other PIPE Investors. Such deduction of 468,941 Public Shares includes:

(i)
133,500 Public Shares that were purchased in the open market at an average price of $11.23 per share and 87,741 Public Shares that were purchased in the open market at an average price of $11.40 per share, pursuant to open market purchase commitments made by certain Other PIPE Investors for a total of $2.5 million.

(ii)	247,700 Public Shares that were currently held by certain Other PIPE Investors prior to the Closing valued at $2.9 million.

(3)	The shares reflect:
(i)	the cancellation, extinguishment, and conversion of each issued and outstanding Class A ordinary shares into 499,000 shares of New Adagio Common Stock to the Sponsor on a one-to-one basis.
(ii)
the cancellation, extinguishment, and conversion of each issued and outstanding Class B ordinary shares into New Adagio Common Stock on a one-to-one basis, other than the forfeiture of 1,000,000 shares of Class B ordinary shares. A total of 2,737,500 shares of Class B ordinary shares issued to the Sponsor and ARYA’s independent directors is converted into New Adagio Common Stock on a one-to-one basis, including 1,147,500 shares of New Adagio Common Stock issued to the Sponsor, which is subject to Share Trigger Price Vesting as defined above.

(iii)
the conversion of ARYA’s related party convertible promissory notes into 355,100 shares of ARYA Class A ordinary shares at a conversion price of $10.00 per Class A ordinary share; then converted into 355,100 shares of New Adagio Common Stock on a one-to-one basis.

(4)	Perceptive PIPE Investor is one of Adagio’s shareholders prior to the Closing. The shares reflect:
(i)
the conversion of 486,510 shares of Adagio Preferred Stock invested by Perceptive PIPE Investor, into 81,154 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(ii)
the conversion of $3.0 million Adagio Convertible Notes invested by Perceptive PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(iii)
6,622,959 shares of New Adagio Common Stock issued to Perceptive PIPE Investor, in connection with (a) the conversion of the outstanding principal of $29.5 million and $1.7 million accrued interest of Bridge Financing Notes invested by Perceptive PIPE Investor into 4,372,607 shares of New Adagio Common Stock, including 663,062 shares resulted from the allocation of sponsor promote allocation shares and (b) an additional cash investment by the Perceptive PIPE Investor of $15,875,568 which is converted to receive 2,250,352 shares of New Adagio Common Stock, including 345,282 shares resulted from the allocation of sponsor promote allocation shares.

(iv)
the exercise and conversion of a total of 5,445,069 PIPE Warrants held by Perceptive PIPE Investor into New Adagio Common Stock on a one-to-one basis, including (a) 3,540,000 PIPE Warrants issued in connection of the conversion of the outstanding principal of $29.5 million of the Bridge Financing Notes, and (b) 1,905,069 PIPE Warrants in connection of the additional cash investment by the Perceptive PIPE Investor of $15,875,568.

(v)	the conversion of $7.0 million New Adagio Convertible Notes invested by Perceptive PIPE Investor at a conversion price of $10.00 per share into 700,000 shares of New Adagio Common Stock.
(vi)	the exercise and conversion of 525,000 Convert Warrants held by Perceptive PIPE Investor into New Adagio Common Stock on a one-to-one basis.

(5)	Certain Other PIPE Investors are Adagio’s shareholder prior to the Closing. The shares reflect:
(i)
the conversion of 543,978 shares of Adagio Preferred Stock invested by certain Other PIPE Investor, into 90,740 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(ii)
the conversion of 207,902 Pre-Funded Warrants for Series E Preferred Stock invested by certain Other PIPE Investor, into 34,680 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(iii)
the conversion of $3.0 million Adagio Convertible Notes invested by certain Other PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(iv)
The conversion of the commitments by certain investors to subscribe for and purchase Public Shares in the open market for $2.5 million and not to redeem such 221,241 Public Shares prior to the Closing Date The conversion resulted in the issuance of 355,457 shares of New Adagio Common Stock, and 299,902 Base Warrants which is exercised to receive New Adagio Common Stock on a one-to-one basis.

(v)
The conversion of the commitments of $2.9 million by certain investors that are shareholders of ARYA not to redeem 247,700 Public Shares. The conversion resulted in the issuance of 405,772 shares of New Adagio Common Stock and 343,756 Base Warrants which is exercised to receive New Adagio Common Stock on a one-to-one basis.

(vi)
1,036,666 shares of New Adagio Common Stock, 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants issued to certain Other PIPE Investors in connection with the PIPE Subscription Agreement for an aggregate purchase price of $12.0 million. The 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants are exercised to receive New Adagio Common Stock on a one-to-one basis.

(vii)	The conversion of $5.0 million New Adagio Convertible Notes invested by certain Other PIPE Investor at a conversion price of $10.00 per share into 500,000 shares of New Adagio Common Stock.
(viii)	The exercise and conversion of 375,000 Convert Warrants held by certain Other PIPE Investor into New Adagio Common Stock on a one-to-one basis.

(6)	The shares issued to Convert Investors reflect:
(i)
the conversion of $8.0 million New Adagio Convertible Notes invested by the Convert Investors, excluding Perceptive PIPE Investor at a conversion price of $10.00 per share into 800,000 shares of New Adagio Common Stock.

(ii)	the exercise and conversion of 600,000 Convert Warrants held by the Convert Investors, excluding Perceptive PIPE Investor into New Adagio Common Stock on a one-to-one basis.
(7)
Reflects the issuance of all shares of New Adagio Common Stock reserved for issuance under the 2024 Equity Incentive Plan, which equals the Incentive Equity Plan Maximum Amount (as defined in the Business Combination Agreement).

(8)
Reflects the issuance of all shares of New Adagio Common Stock reserved for issuance under the 2024 Key Employee Plan, which equals the Key Employee Incentive Plan Maximum Amount (as defined in the Business Combination Agreement).

(9)
Reflects the issuance of all shares of New Adagio Common Stock reserved for issuance under the ESPP, which equals 2% of the Fully-Diluted HoldCo Closing Capitalization (as defined in the Business Combination Agreement).

(10)
The total dilution will increase when the Jefferies Fees are paid in shares of New Adagio Common Stock, as elected by ARYA, no earlier than 60 days of Closing, at a price equal to the 10-day volume weighted average price as of the date prior to issuance pursuant to the agreement with Jefferies.

(11)
The following table summarizes the conversion of Adagio Preferred Stock. Adagio Preferred Stock are converted into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(B)(1)(i))	3,701,556	617,443
Perceptive PIPE Investor (Note 2(B)(4)(i))	486,510	81,154
Certain Other PIPE Investors (Note 2(B)(5)(i))	543,978	90,740
Total	4,732,044	789,337

The following table summarizes the conversion of Adagio Convertible Notes. Adagio Convertible Notes are converted into Adagio Common Stock prior to Adagio Merger Effective Time, then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(B)(1)(ii))	3,191,257	532,331
Perceptive PIPE Investor (Note 2(B)(4)(ii))	2,735,364	456,284
Certain Other PIPE Investors (Note 2(B)(5)(iii))	2,735,364	456,284
Total	8,661,985	1,444,899

(12)	The following table summarizes the issuance of PIPE Financing and its various components:

(in thousands, except share data)	Amount	PIPE Shares	PIPE Warrants
Conversion of Bridge Financing Notes (Note 2(B)(4)(iii)(a) and Note 2(B)(4)(iv)(a))	$31,195	4,372,607	3,540,000
Additional Cash from Perceptive PIPE Investor (Note 2(B)(4)(iii)(b) and Note 2(B)(4)(iv)(b))	15,876	2,250,352	1,905,069
Commitments by certain shareholders of ARYA (Note 2(B)(5)(vi))	12,000	1,036,666	2,110,000
Non-redemption commitments by certain Other PIPE Investors (I) (Note 2(B)(5)(iv) and Note 2(B)(5)(v))	5,423	761,229	643,658
Total	$64,494	8,420,854	8,198,727
(I)
Includes 468,941 Public Shares held by certain Other PIPE Investors converted into 468,941 shares of New Adagio Common Stock on a one-to-one basis pursuant to the Subscription Agreements with certain Other PIPE Investors.

There were no existing contractual relationships between ListCo and Adagio during the periods for which the unaudited pro forma condensed combined financials statements are presented.

The unaudited pro forma condensed financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believe represent current best estimates and are subject to changes, which may be material. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 3. Accounting Policies

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Adagio. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 4. Preliminary Allocation of Purchase Price

The total purchase consideration for the Business Combination has been allocated to the assets acquired, and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of New Adagio following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities.

The table below represents the total estimated preliminary purchase consideration (in thousands, except share data):

Number of New Adagio Common Stock to be issued (1)	6,771,769
Number of replacement New Adagio stock options granted to Adagio option holders	7,587
Total shares	6,779,356
Multiplied by the HoldCo Share Value at the Closing	$6.64
Total	$45,015

Number of PIPE Warrants issued in lieu of settling Bridge Financing Notes	3,540,000
Multiplied by estimated value of PIPE Warrants	$2.41
Estimated fair value of PIPE Warrants issued in lieu of settling Bridge Financing Notes	$8,531

Estimated Purchase Price	$53,546
(1) Number of New Adagio Common Stock to be issued includes the following:
(i)
2,399,162 shares converted from 14,382,918 shares held by Adagio shareholders prior to the combination based on exchange ratio. The total of 14,382,918 shares is presented in the share ownership and voting power table in Note 2.

(ii)
4,372,607 shares of New Adagio Common Stock to settle and convert the Bridge Financing Notes invested by Perceptive PIPE Investor. The 4,372,607 shares have been disclosed in Note 2(A)(7). Refer to Note 5(H) and 5(N).

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on the relative fair value of the preliminary estimate of the fair value of assets and liabilities to be acquired (in thousands):

Purchase Price Allocation
ASSETS:
Accounts receivable, net	$167
Inventories, net	4,062
Prepaid expenses	182
Other current assets	180
Property and equipment, net	1,154
Intangible assets, net	26,200
Right-of-use-asset, net	260
Deferred tax assets	5,543
Other assets	19

LIABILITIES:
Accounts payable	$6,580
Accrued expenses	3,940
Operating lease liabilities, current	140
Warrant liabilities	1,049
Other accrued liabilities	210
Operating lease liabilities, long-term	121
Deferred tax liabilities	8,343
Convertible notes payable, long-term	5,951
Other long-term liabilities	6
Net assets acquired	$11,427
Consideration transferred	$53,546
Goodwill	$42,119

The purchase price allocation for the proposed business combination is preliminary and subject to revision as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. Adagio has engaged third-party valuation companies to assist it in completing the valuation of certain assets to be acquired and liabilities to be assumed. However, Adagio has not completed a full, detailed valuation analysis. The valuation is based on available financial statement information as of June 30, 2024 prepared by Adagio. Except for identifiable intangible assets, the convertible notes payable and the warrant liabilities, the preliminarily estimated fair value of assets to be acquired and liabilities to be assumed is not materially different from the carrying value. Fair valuation methodology for convertible notes, warrant liabilities and intangible assets is discussed below. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions that represent current best estimates, and are subject to changes, which may be material. Adagio will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available.

The convertible notes are issued to Perceptive PIPE Investor in settling the 2024 Bridge Financing Notes, which is considered as an assumed liability on the purchase price allocation. The preliminary valuation of $17.0 million for the notes is based on a binomial lattice model considering the contractual terms with assumptions including (i) the New Adagio Common Stock price at $6.64 per share; (ii) a risk-free rate at 4.01%; (iii) zero dividend yield; (iv) volatility at 60% and (v) a debt discount rate at 25.8%.

The warrant liabilities pertain to Convert Warrants that are issued to Perceptive PIPE Investor in settling the 2024 Bridge Financing Notes, which is considered as an assumed liability on the purchase price allocation. The preliminary valuation of $3.0 million for the Convert Warrants is based on the Black-Scholes Merton Option model, and the assumptions including (i) the New Adagio Common Stock that the Convert Warrants are exercisable to, is at $6.64 per share; (ii) a risk-free rate at 3.96%; (iii) zero dividend yield; and (iv) volatility at 55%.

The estimate of the fair value of the convertible notes and the Convert Warrants is preliminary and based on the current available information.

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of developed technology and in-process research and development (IPR&D), which were valued using the cost approach. This approach considers an asset’s replacement cost (direct and indirect) adjusted, where applicable, for obsolescence to estimate the replacement cost of the asset’s current service potential (i.e., remaining useful life and cash-flow generating capacity). Obsolescence for an acquired intangible asset may include functional (technological) obsolescence and economic (external) obsolescence. The amortization related to the developed technology is reflected as unaudited pro forma adjustments to the unaudited pro forma condensed combined income statements using the straight-line method of amortization. Management has determined the estimated useful life of 5 years for developed technology based on consideration of the economic benefit of the asset.

Intangible assets:	Purchase Price Allocation
Developed Technology – iCLAS	$4,100
IPR&D – vCLAS	13,100
IPR&D – Cryopulse	9,000
Total	$26,200

The amount that will ultimately be allocated to these identified intangible assets and the related amount of amortization, may differ materially from this preliminary allocation.

Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets and captures the value attributable to future economic benefits arising from future technology development beyond the existing pipeline of identified IPR&D projects.

As the determination of the purchase price is subject to change upon finalization of the fair value analyses, the following table depicts the sensitivity of the purchase price and resulting goodwill to changes in net asset value. A 10% change in net asset value would cause a corresponding increase or decrease in the balance of goodwill as follows:

(in thousands)	Purchase Price Allocation	Goodwill
As presented in the pro forma combined results	$11,427	$42,119
10% increase in net asset value	$12,570	$40,976
10% decrease in net asset value	$10,284	$43,262

Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024, are as follows:

(A)	Represents the redemption of 2,707,555 shares of ARYA Class A ordinary shares for aggregate redemption payments of $31.3 million using a redemption price of $11.56 per share.

(B)
Represents the conversion of 468,941 Public Shares subject to non-redemption agreements by certain Other PIPE Investors into 761,229 shares of New Adagio Common Stock and 643,658 units of Base Warrants. In connection with the non-redemption agreements and respective PIPE Subscription Agreements, $5.4 million cash proceeds is released from the Trust Account as a part of the PIPE Financing (refer to Note 1).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 – Derivatives and Hedging and are accounted for as equity, which is measured at fair value. The cash proceeds are allocated to the Base Warrants and to New Adagio Common Stock at their relative fair values, with the total adjustment to APIC for $5.4 million (refer to Note 5(X)).

The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share;  (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.

Refer to Note 5(Y) for the reversal of the contingent equity investment recorded in ARYA’s historical financial statements related to the New Adagio Common Stock and PIPE Warrants in connection with the open market purchase and the non-redemption obligation.

(C)	Represents the reclassification of the remaining $1.2 million of cash and investments held in the Trust Account to cash and cash equivalents.

(D)
Subsequent to June 30, 2024 and prior to the Closing, ARYA received additional principal amount of $0.2 million from the Sponsor pursuant to the ARYA Convertible Notes Agreement. Under the agreement, ARYA shall reimburse the Sponsor for $0.3 million in cash prior to the Closing. The adjustment represents the net payment of $0.1 million to the Sponsor prior to the Closing.

(E)
Represents the settlement of ARYA’s accrued transaction expenses of $8.0 million, incurred by ARYA in connection with the Business Combination, such as advisory, banking, printing, legal, accounting fees and other professional fees that are a direct and incremental part of the transaction. Such transaction costs are expensed as incurred.

(F)
Represents the settlement of Adagio’s accrued transaction expenses of $6.9 million, incurred by Adagio in connection with the Business Combination, such as advisory, banking, printing, legal, accounting fees and other professional fees that are a direct and incremental part of the transaction. Such transaction costs are expensed as incurred.

(G)
Represents the receipt of cash proceeds of $27.9 million in PIPE Financing in exchange of 3,287,018 shares of New Adagio Common Stock, 3,345,069 Base Warrants and 670,000 Pre-Funded Warrants. The $27.9 million cash proceeds including the additional cash investment from Perceptive PIPE Investor of $15.9 million, and the commitments of $12.0 million from certain Other PIPE Investors (refer to Note 1).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 - Derivatives and Hedging and are accounted for as equity, which is measured at fair value on the date of issuance and not subsequently remeasured.

The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.

As set forth in the agreement of the Pre-Funded Warrants associated with the PIPE Financing, the Pre-Funded Warrants are exercisable on a cashless basis or on a gross basis for one share of New Adagio Common Stock at $0.01 per share, subject to adjustments as set forth in the agreement. New Adagio may be required to cash settle the Pre-Funded Warrants when it fails to timely deliver shares to the holder who exercises the Pre-Funded Warrants or upon the occurrence of a fundamental transaction. It is determined that the Pre-Funded Warrants associated with the PIPE Financing do not meet the equity classification requirements under ASC 815 - Derivatives and Hedging as the Pre-Funded Warrants may require cash settlement outside of New Adagio’s control upon a failure of timely delivery of shares or a fundamental transaction, and therefore the Pre-Funded Warrants are accounted for as derivative liabilities, and measured at fair value both initially and subsequently with changes in fair value recognized through earnings.

The exercise price of Pre-Funded Warrants is $0.01 per unit. The fair value of the Pre-Funded Warrants is preliminarily estimated at $6.63 per unit, based on the value of the New Adagio Common Stock (for which the Pre-Funded Warrants are exercisable) is $6.64 per share.

The cash proceeds are first allocated to Pre-Funded Warrants at their fair value of $4.4 million, and the remaining cash proceeds are allocated to the Base Warrants and New Adagio Common Stock at their relative fair values, with the total adjustment to APIC for $23.4 million (refer to Note 5(X)).

(H)
Represents the receipt and the conversion of the July 2024 Notes with a principal amount of $1.0 million and accrued but not paid interest of $1.3 thousand issued to the Perceptive PIPE Investor in exchange of 142,354 shares of New Adagio Common Stock and 120,000 Base Warrants, as a part of the PIPE Financing (refer to Note 1). The principal of $1 million was received by Adagio in July 2024, prior to the Closing. At the Closing, the July 2024 Notes are settled with 142,354 shares of New Adagio Common Stock at $6.64 per share and 120,000 Base Warrants at $2.41 per unit as a part of the purchase consideration (refer to Note 4).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 - Derivatives and Hedging and are accounted for as equity, which is measured at fair value.

The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.

(I)
Represents the settlement of the existing SVB Term Loan of Adagio with a net balance of $1.0 million, including $1.0 million of principal payment due within 12 months with an unamortized debt discount of $9.7 thousand. In addition, the accrued interest payable of $8.3 thousand is settled prior to the Closing.

(J)
Represents (i) the conversion of the 2024 Bridge Financing Note with a balance of $7.0 million as of June 30, 2024 into $7.0 million of New Adagio Convertible Notes and 525,000 Convert Warrants; (ii) the issuance of an additional $5.0 million of New Adagio Convertible Notes and 375,000 Convert Warrants to certain Other PIPE Investor; (iii) the issuance of an additional $0.5 million of New Adagio Convertible Notes and 37,500 Convert Warrants to certain Convert Investor; and (iv) the issuance of $7.5 million principal of New Adagio Convertible Notes and 562,500 Convert Warrant to the Contingent Investor at the Closing in connection with the New Adagio Convertible Notes. The fair value of the New Adagio Convertible Notes and the 1,500,000 Convert Warrants is $17.0 million and $3.0 million respectively.

As set forth in the agreement of the New Adagio Convertible Notes, the Convert Warrants are exercisable on a cashless basis or on a gross basis for one share of New Adagio Common Stock at $24.00 per share, subject to adjustments as set forth in the agreement. New Adagio may be required to cash settle the Convert Warrants when it fails to timely deliver shares to the holder who exercises the Convert Warrants or upon the occurrence of a fundamental transaction. It is determined that the Convert Warrants associated with the New Adagio Convertible Notes do not meet the equity classification requirements under ASC 815 - Derivatives and Hedging as the Covert Warrants may require cash settlement outside of New Adagio’s control upon a failure of timely delivery of shares or a fundamental transaction, and therefore the Convert Warrants are accounted for as derivative liabilities, and measured at fair value both initially and subsequently with changes in fair value recognized through earnings.

Further, as permitted under ASC 825 - Financial Instruments, it is preliminary determined to elect the fair value option to account for the New Adagio Convertible Notes.

The valuation of the New Adagio Convertible Notes is based on a binomial lattice model considering the contractual terms with assumptions including (i) the New Adagio Common Stock price at $6.64 per share; (ii) a risk-free rate at 4.01%; (iii) zero dividend yield; (iv) volatility at 60% and (v) a discount rate at 25.8%. The valuation of the Convert Warrants is based on the Black-Scholes Merton Option model, and the assumptions including (i) the New Adagio Common Stock that the Convert Warrants are exercisable to, is at $6.64 per share; (ii) a risk-free rate at 3.96%; (iii) zero dividend yield; (iv) volatility at 55%. The estimate of the fair value of the New Adagio Convertible Notes and the Convert Warrants is preliminary and based on the current available information. Adagio has engaged third party specialists to assist it in completing the calculation of value of the New Adagio Convertible Notes and the Convert Warrants. As this full valuation analysis is undergoing and not yet completed, the estimated fair values will be updated based upon further available information, as well as market conditions at the time of the Closing.

(K)
Represents an adjustment to intangible assets, net to reflect the acquired identifiable intangible assets consisting of developed technology and IPR&D at the estimated fair value of $26.2 million, which as noted above is and subject to change once the proposed business combination is completed. The fair value of the developed technology and IPR&D is estimated based on cost approach. It is estimated a useful life of 5 years for developed technology based on consideration of the economic benefit of the asset. See Note 4 for additional details.

(L)
Represents an adjustment to reflect estimated goodwill of $42.1 million recognized from the proposed business combination in accordance with ASC 805-30-30 based on the preliminary purchase price allocation in Note 4. Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets and captures the value attributable to future economic benefits arising from future technology development beyond the existing pipeline of identified IPR&D projects.

(M)
Reflects the direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of $7.1 million. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination. Of the total estimated transaction costs of $7.1 million, $3.4 million are to be incurred by Adagio and charged to accumulated deficit of Adagio prior to the Closing, and $3.7 million are to be incurred by ARYA and charged to expenses through accumulated deficit.

(N)
Represents the settlement of the outstanding $28.5 million principal in Bridge Financing Notes excluding the July 2024 Notes, issued to the Perceptive PIPE Investor, which has an estimated fair value of $29.9 million, along with the settlement of the accrued but not paid interest of $1.7 million as of June 30, 2024, in exchange of 4,230,253 shares of New Adagio Common Stock and 3,420,000 Base Warrants in connection with the PIPE Financing (refer to Note 1). The 4,230,253 shares of Adagio Common Stock at $6.64 per share and the 3,420,000 Base Warrants at $2.41 per unit issued to settle the convertible promissory notes is considered as a part of the purchase consideration (refer to Note 4).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 - Derivatives and Hedging and are accounted for as equity, which is measured at fair value.

The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.

(O)	Represents the conversion of $14.1 million of Adagio Convertible Notes and $1.3 million of related accrued unpaid interest to New Adagio Common Stock and additional paid-in capital.

(P)
Represents i) the termination of Adagio Warrants prior to the Closing from liability to equity in conjunction with the Business Combination, as the fair market value of Adagio Common Stock is lower than the warrant exercise price prior to the Closing and ii) the conversion of 207,902 Pre-Funded Warrants for Series E Preferred Stock issued by Adagio prior to the Closing into 34,680 shares of New Adagio Common Stock and additional paid-in capital.

(Q)
Represents the conversion of $3.6 million of ARYA Convertible Promissory Notes to New Adagio Common Stock and additional paid-in capital. See Note 5(C) for the net principal repaid in cash prior to closing.

(R)
Reflects the estimated gross deferred tax asset of $34.9 million netting with valuation allowance of $29.4 million, and then with gross deferred tax liability of $8.3 million resulting in net deferred tax liability position of $2.8 million. The basis difference primarily results Adagio’s net operating losses and from the Business Combination where New Adagio receives intangible assets for financial accounting purposes. Tax-related adjustments are based upon an estimated state tax rate of 8.8% and an estimated federal tax rate of 21.0%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-acquisition activities, the geographical mix of taxable income, and changes in tax laws and regulations.

(S)
Represents the conversion of 123,520 shares of Class A ordinary shares subject to redemption, with a par value of $0.0001, into 123,520 shares of the New Adagio Common Stock, resulting in an increase in New Adagio Common Stock with a par value of $0.0001 and an increase of additional paid-in capital.

(T)	Represents the conversion of all outstanding Adagio Preferred Stock to 789,337 shares of New Adagio Common Stock and additional paid-in capital upon the Closing of the Business Combination.

(U)	Represents pro forma adjustments recorded to New Adagio Common Stock:

		Number of shares
(i)	Contribution from PIPE Financing (Note 2(A)(7)) (Note 5B, 5G, 5H and 5N)	8,420,854
(ii)	Conversion of ARYA Class A ordinary shares and Class B ordinary shares (Note 5V)	2,089,000
(iii)	Reclassification of Class A ordinary shares subject to redemption (Note 5S)	123,520
(iv)	Conversion of Adagio Preferred Stock to New Adagio Common Stock (Note 2(A)(6)) (Note 5T)	789,337
(v)	Conversion of ARYA Convertible Promissory Notes (Note 5Q)	355,100
(vi)	Conversion of Adagio Convertible Notes (Note 2(A)(6)) (Note 5O)	1,444,899
(vii)	Elimination of Adagio’s historical equity (Note 5W)	130,246
(viii)	Conversion of Adagio’s Pre-Funded Warrants for Series E Preferred Shares (Note 5P)	34,680
	Total Shares of Common Stock	13,387,636

	Par value of New Adagio common stock	$0.0001
	Total value of common stock (1)	$1,339

(1)
The amounts are presented as $1.0 thousand on the unaudited pro forma condensed combined balance sheet due to rounding under the no further redemption and the maximum redemption scenarios respectively.

(V)	Represents the conversion of the existing Class A ordinary shares and Class B ordinary shares to New Adagio Common Stock and additional paid-in capital.

(W)
Represents the elimination of Adagio’s historical shareholder’s equity, including (1) Adagio’s outstanding common stock, par value $0.001; (2) accumulated deficit of $153.1 million, including $3.4 million estimated transaction costs to be incurred by Adagio prior to the Closing; (3) additional paid-in capital of $6.2 million; and (4) $22.0 thousand of accumulated other comprehensive income.

(X)	Represents pro forma adjustments recorded to additional paid-in capital:

Adjusted Paid-In Capital
APIC on business combination with Adagio (Note 4) (1)	53,545
Reclassification of Class A ordinary shares subject to redemption (Note 5S)	1,104
Conversion of ARYA Class A ordinary shares and Class B ordinary shares (Note 5V)(2)	-
Conversion of ARYA Convertible Promissory Notes (Note 5Q)	3,551
Issuance of equity to PIPE Investors pertaining to cash proceeds from PIPE Financing (Note 5G)	23,433
Issuance of equity to PIPE Investors pertaining to non-redemption agreements (Note 5B)	5,423
Reversal of ARYA’s historical APIC recorded in connection with contingent equity investment (Note 5Y)	(2,134)
ARYA’s historical APIC	412
Total Adjusted APIC	$85,334
Less: Adagio's Historical APIC	(6,163)
Less: ARYA’s Historical APIC	(412)
Transaction Accounting Adjustment to APIC	$78,759
(1)
Represents APIC on the issuance of 6,771,769 shares of New Adagio Common Stock; 7,587 replacement New Adagio stock options to Adagio option holders and 3,540,000 Base Warrants, with the assumption that the New Adagio Common Stock share price is $6.64 per share.

(2)	The balance is shown as zero as it is rounded in thousands.

(Y)
Represents the reversal of the contingent equity investment of $2.1 million in APIC (refer to Note 5(X)) and accumulated deficit recorded in ARYA’s historical financial statements, in connection with the New Adagio Common Stock and the PIPE Warrants to be issued under certain subscription agreements that include an open market purchase and non-redemption obligation for certain Other PIPE Investors. The value of the contingent equity investment resulted from the open market purchase was estimated and recorded as of February 13, 2024 assuming a 75% probability of the Business Combination being closed; the value of the contingent equity investment resulted from the non-redemption obligation was estimated and recorded as of June 21, 2024 assuming a 95% probability of the Business Combination being closed. Such contingent equity investment is eliminated in the proforma financial information as the unaudited proforma condensed combined balance sheet assumes the Business Combination occurred on June 30, 2024. Accordingly, the New Adagio Common Stock and PIPE Warrants in connection with the open market purchase and the non-redemption obligation is included in Note 5(A).

Refer to Note 5(GG) for the reversal adjustment related to the corresponding expense on the unaudited pro forma condensed combined statement of operations and comprehensive loss.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations and comprehensive loss for the six months ended June 30, 2024 and for the year ended December 31, 2023, are as follows:

(AA)
Reflects ARYA’s estimated transactions costs of $3.7 million as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. The amount presented is comprised of transaction costs that were not yet recognized in the historical statement of operations as part of the Business Combination. These costs are non-recurring.

(BB)
Adjustment to reflect amortization expense, on a straight-line basis, based on the preliminary fair value of the intangible assets and the estimated useful lives. See below table for the calculation (in thousands):

	Value at Closing	Useful Life	Pro forma Amortization for the six months ended June 30, 2024	Pro forma Amortization for the year ended December 31, 2023
Technology	$4,100	5 years	$410	820
IPR&D	22,100	N/A	-	-
Total	$26,200		$410	820
Historical amortization expense			$-	-
Pro forma adjustment			$410	820

(CC)
Represents the reversal of interest expense on Adagio’s convertible notes payable and elimination of fair value changes due to the conversion of Adagio’s convertible notes payable as referenced in adjustment 5(J), 5(N) and 5(O) above into shares of New Adagio Common Stock.

(DD)	Represents the reversal of fair value changes in warrant liability due to the reclassification of warrants from liability to equity in conjunction with the Business Combination.

(EE)
Represents the removal of interest expense of $78.0 thousand and $0.2 million on the SVB Term Loan on account of settlement of the SVB Term Loan for the six months ended June 30, 2024 and year ended December 31, 2023, respectively.

(FF)
Represents the accrued interest expense of $1.1 million and $2.6 million at an interest rate of 13% per annum in connection with the New Adagio Convertible Notes for the six months ended June 30, 2024 and year ended December 31, 2023, respectively. The accrued interest expense of $1.1 million for the six months ended June 30, 2024 excludes interest expense of $0.2 million accrued by Adagio on the 2024 Bridge Financing Notes prior to the Closing.

(GG)
Represents the reversal of the subscription agreement expense of $2.1 million, recorded in ARYA’s historical financial statements, in connection with the reversal of the contingent equity investment (refer to Note 5(Y)).

(HH)	Represents the elimination of interest income on the investments held in Trust Account.

Note 6. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of the periods presented. When assuming the maximum redemption scenario described above, this calculation is adjusted to eliminate such shares for the entirety of the periods presented.

The following has been prepared to present the net loss per share with respect to the redemptions of Class A Common Stock by ARYA Stockholders at the time of the Business Combination for the six months ended June 30, 2024 and for the year ended December 31, 2023:

(In thousands, except share and per share data)	Six months ended June 30, 2024	Year Ended December 31, 2023
Pro forma net loss	$(14,506)	$(39,863)
Basic and diluted weighted average shares outstanding	13,387,636	13,387,636
Basic and diluted net loss per share	$(1.08)	$(2.98)
Excluded securities:(1)
Sponsor Earn-out Shares	1,147,500	1,147,500
PIPE Warrants	8,198,727	8,198,727
New Adagio Convertible Notes	2,000,000	2,000,000
Convert Warrants	1,500,000	1,500,000
New Adagio Options converted from Adagio Options	7,587	7,587
2024 Equity Incentive Plan	4,472,593	4,472,593
2024 Key Employee Plan	3,354,445	3,354,445
ESPP	441,293	441,293

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”
(2)
The potentially dilutive outstanding securities were excluded from the computation of pro forma diluted net loss per share because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.